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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2004

                         Commission File Number 1-14959

                                BRADY CORPORATION
             (Exact name of registrant as specified in its charter)


               Wisconsin                                39-0971239
       (State of Incorporation)              (IRS Employer Identification No.)


                            6555 West Good Hope Road
                           Milwaukee, Wisconsin 53223
              (Address of Principal Executive Offices and Zip Code)


                                 (414) 358-6600
                         (Registrant's Telephone Number)








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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


On July 27, 2004, Brady Corporation announced that it is increasing guidance for fiscal 2005 to $725 to $745 million in sales with net income of $56 to $59 million and earnings per diluted Class A Common Share of $2.28 to $2.40. These estimates include the Company's acquisition of Emed Co. in the fiscal 2004 fourth quarter.

The Company expects Emed will add about $55 million in sales with accretion of between $0.25 and $0.30 per share in fiscal 2005. In addition, in Fiscal 2004 Emed is expected to contribute approximately an additional $10 million to the Company's previous top line guidance of $645 to $655 million. The Company continues to estimate net income of $47 to $49 million for Fiscal 2004.

Further information is included in Brady's press release filed as Exhibit 99 to this report and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BRADY CORPORATION


Date: July 29, 2004                          /s/ David Mathieson
                                             -----------------------------------
                                             David Mathieson
                                             Vice President &
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION
-------                -----------


99                    Press Release of Brady Corporation dated July 27, 2004.